UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020 (April 20, 2020)

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

Signature

Item 1.01	Entry into a Material Definitive Agreement

Offering and Private Placement Transaction

On April 20, 2020, Golden Minerals Company (the “Company”), a Delaware corporation, entered into a Securities Purchase Agreement with certain institutional investors (the “Securities Purchase Agreement”) providing for the issuance and sale by the Company in a registered direct offering (the “Offering”) of 15,000,000 shares of common stock at a purchase price of $0.20 per share (the “Offering Shares”), and in a concurrent private placement transaction, the issuance of an aggregate of 11,250,000 warrants ultimately consisting of (i) 7,500,000 Series A warrants (the “Series A Warrants”) to purchase 7,500,000 shares of the Company’s common stock and (ii) 3,750,000 Series B warrants (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase 3,750,000 shares of the Company’s common stock, at an exercise price of $0.30 per share (the “Private Placement”). The Warrants represent 75% of the Offering Shares. Aggregate gross proceeds to the Company is $3.0 million.

The Offering Shares are registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-220461), and a prospectus supplement thereto filed with the Securities and Exchange Commission (“SEC”) on April 21, 2020. The Securities Purchase Agreement contains customary representations, warranties and covenants, in addition to granting the investor parties thereto a participation right whereby they have the right to collectively participate in up to 50% of any future offerings of securities by the Company, other than certain “exempt issuances” and “permitted sales” as defined therein, until the first anniversary of the closing date of the Offering.

The Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder. Each Warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date. The Warrants contain so-called full-ratchet anti-dilution provisions which may be triggered upon any future issuance by the Company of shares of its common stock or common stock equivalents at a per share price below the then-exercise price of the Warrant, subject to certain exceptions; provided, however, that with respect to the Series B Warrants, the adjusted exercise price will not be less than $0.26.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the sole placement agent in connection with the Offering and Private Placement. A.G.P. agreed to use its reasonable best efforts to arrange for the sale of the Offering Shares and Warrants (together, the “Securities”). A.G.P. was paid a cash fee equal to six percent (6%) of the aggregate gross proceeds received by the Company from the sale of the Securities at the closing of the Offering and Private Placement; provided, however, that A.G.P. accepted a reduced fee with respect to an investor. A.G.P. also received approximately $45,000 for reimbursement of its expenses upon closing of the Offering.

In connection with the Offering, the Company, its directors, executive officers, and certain stockholders entered into lock-up agreements. Under these agreements, such parties are, subject to certain exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, the Company’s shares of common stock during a period ending 90 days after the closing of the Offering, without first obtaining the written consent of A.G.P.

The Company intends to use the proceeds from the Offering and Private Placement for working capital requirements and general corporate purposes.

The Offering and concurrent Private Placement closed on April 22, 2020.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The foregoing descriptions of the Securities Purchase Agreement, Series A Warrant and Series B Warrant are not complete and are qualified in their entirety by reference to the full text of the agreements, a copy of which is filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Davis Graham & Stubbs LLP relating to the legality of the issuance and sale of the Offering Shares in the Offering is attached as Exhibit 5.1 to this report.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP

10.1	Form of Securities Purchase Agreement between Golden Minerals Company and certain institutional investors, dated as of April 20, 2020.

10.2	Form of Series A Warrant

10.3	Form of Series B Warrant

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer